UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 14, 1998

                          IMCLONE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                        0-19612                04-2834797
(State or other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                    Identification Number)

                   180 Varick Street, New York, New York 10014
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 645-1405
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS

      On December 14,  1998,  ImClone  Systems  Incorporated  ("ImClone"  or the
"Company") and Merck KGaA ("Merck") entered into a Development and License Agreement with respect to ImClone's lead product candidate, C225. Under the Agreement, Merck was granted an exclusive license, with the right to sublicense with ImClone's consent, to develop and commercialize C225 outside of North America. ImClone retains the right to exclusively develop and commercialize C225 in North America. The companies will co-develop C225 in Japan. Under the Agreement, ImClone is entitled to receive up to $30 million in upfront fees and early cash-based milestone payments based upon achievement of milestones set forth in the Agreement. ImClone is also entitled to receive upon achievement of further milestones an additional $30 million for which Merck will receive equity in ImClone which will be priced at varying premiums to the then market price of the common stock depending upon the timing of the achievement of the respective milestones. The Agreement also entitles ImClone to a $30 million line of credit or guaranty from Merck for the build-out of a manufacturing facility by ImClone for the commercial production of C225. Merck will fund clinical development outside of North America. ImClone will be the manufacturer of C225 and Merck will purchase product from ImClone for clinical trials and commercialization in its territory. Royalties will be paid to ImClone by Merck in connection with sales of C225 outside of North America. Under the terms of the Agreement, for a proscribed multiple year period, Merck may not acquire equity in the Company which, combined with all of its holdings, exceeds 19.9% of the Company's voting securities. The Agreement may be terminated by either party in the event of the material breach of the other party. It also may be terminated in various other instances, including by Merck at its discretion on any date on which a milestone payment is due, or upon Merck's reasonable determination that the product is economically unfeasible. In the former case, Merck is entitled to receive 50% of the milestones then paid to date. In the event of termination of the Agreement, the due date for the payment of the credit for the manufacturing facility will be accelerated, or in the event of a guaranty, ImClone is required to use its best reasonable efforts to release Merck as guarantor.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            IMCLONE SYSTEMS INCORPORATED

Date: December 16, 1998                     By:/s/ John B. Landes
                                                   John B. Landes
                                                   Vice President,
                                                   Business Development
                                                   and General Counsel


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